                                                                                                                Exhibit 12.1
                                                                                                              12/4/2002
                               GULF POWER COMPANY
            Computation of ratio of earnings to fixed charges for the
                     the five years ended December 31, 2001
                    and the nine months ended September 2002




                                                                               Year ended December 31,
                                                            --------------------------------------------------------------
                                                                  1997           1998             1999          2000
                                                                  ----           ----             ----          ----
                                                            --------------------------Thousands of Dollars----------------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
   Income  Before  Interest  and Income Taxes               $  124,428      $   120,946      $   119,576     $ 116,892
      AFUDC - Debt funds                                             5                0                0           440
                                                            -----------     ------------     ------------    ----------
         Earnings as defined                                $  124,433      $   120,946      $   119,576     $ 117,332
                                                            ===========     ============     ============    ==========




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                             $   21,699      $    19,718      $    21,375     $  22,622
   Interest on affiliated loans                                      0                0                0             0
   Interest on interim  obligations                                891            1,190            2,371         2,804
   Amort of debt disc, premium  and expense, net                 2,281            2,100            1,989         2,047
   Other interest  charges                                       4,885            8,582            7,326         7,252
                                                            -----------     ------------     ------------    ----------
         Fixed charges as defined                           $   29,756      $    31,590      $    33,061     $  34,725
                                                            ===========     ============     ============    ==========



RATIO OF EARNINGS TO FIXED CHARGES                               4.18             3.83             3.62          3.38
                                                                 =====            =====            =====         =====


                               GULF POWER COMPANY
            Computation of ratio of earnings to fixed charges for the
                     the five years ended December 31, 2001
                    and the nine months ended September 2002

                                                                                                      Nine
                                                                                                    Months
                                                                                                    Ended
                                                                 Year ended December 31,           September
                                                           --------------------------------  ----------------
                                                                          2001                     2002
                                                                          ----                     ----
                                                           --------------------------------------------------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
   Income  Before  Interest  and Income Taxes                 $          121,227      $           123,232
      AFUDC - Debt funds                                                   2,510                    1,391
                                                              -------------------     --------------------
         Earnings as defined                                  $          123,737      $           124,623
                                                              ===================     ====================




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                               $           24,520      $            21,642
   Interest on affiliated loans                                              396                      527
   Interest on interim  obligations                                          768                      399
   Amort of debt disc, premium  and expense, net                           2,059                    1,911
   Other interest  charges                                                 6,278                    7,033
                                                              -------------------     --------------------
         Fixed charges as defined                             $           34,021      $            31,512
                                                              ===================     ====================



RATIO OF EARNINGS TO FIXED CHARGES                                         3.64                     3.95
                                                                           =====                    ====
